AMENDMENT TO SUBORDINATED TERM LOAN NOTE BETWEEN RMD INSTRUMENTS,
          LLC AND DYNASIL CORPORATION OF AMERICA:
                        MAY 11, 2009


  The $2 million Subordinated Term Loan Note dated September 30,
  2008 as amended December 19, 2008 between RMD Instruments, LLC and Dynasil Corporation of America is hereby amended as follows:

  The Maturity Date in paragraph one is changed from October 1, 2009 to October 1, 2010.

  The interest rate in paragraph one is changed from 8% to 9% per annum for the period from October 1, 2009 to October 1, 2010.

  All other terms remain unchanged.


  RMD INSTRUMENTS, LLC

  /s/ Gerald Entine
       ------------------
         Gerald Entine
         President



  DYNASIL CORPORATION OF AMERICA

  /s/ Craig T Dunham
      ------------------
         Craig T. Dunham
         President